Phantom Share Award for Non-Employee Directors

Gramercy Property Trust Inc.

2015 Equity Incentive Plan

Phantom Share Award Agreement

SUMMARY OF PHANTOM SHARE AWARD

The Board of Directors of Gramercy Property Trust Inc. has determined to grant to you an award of phantom shares representing shares of common stock of Gramercy Property Trust Inc. under the Gramercy Property Trust Inc. 2015 Equity Incentive Plan (the “Plan”).  The terms of the award are set forth in the Phantom Share Award Agreement (the “Agreement”) provided to you.  The following provides a summary of the key terms of the Agreement; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Agreement.

Grantee:	__________________
Date of Grant:	July __, 2015
Total Number of Phantom Shares Granted:	375
Vesting Schedule:	1/3 of the Phantom Shares vest on each of January 2, 2016, January 2, 2017 and January 2, 2018*

* Except as otherwise provided in the Agreement, the Grantee must be providing service to the Company as a Non-Employee Director (as defined in the Plan) on the applicable vesting date for the applicable portion of the Phantom Share award to become vested.

Gramercy Property Trust Inc.

2015 Equity Incentive Plan

PHANTOM SHARE AWARD AGREEMENT

This PHANTOM SHARE AWARD AGREEMENT (this “Agreement”), dated as of July __, 2015 (the “Date of Grant”), is delivered by Gramercy Property Trust Inc., a Maryland corporation (the “Company”) to ___________________ (the “Grantee”).

RECITALS

A.The Gramercy Property Trust Inc. 2015 Equity Incentive Plan (the “Plan”) provides for the grant of phantom shares.

C.The Board of Directors of the Company (the “Board”) has decided to make a phantom share grant under the Plan to the Grantee, which the Board has determined is part of the compensation package for the 2015 calendar year to the Grantee as a non-employee member of the Board of Directors of the Company.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Phantom Share Grant.  Subject to the terms and conditions set forth in this Agreement and in the Plan, the Board hereby grants to the Grantee 375 phantom shares (the “Phantom Shares”).  The Phantom Shares will become vested and convertible into shares of common stock of the Company if, and only to the extent that, the vesting conditions set forth in Paragraph 3 of this Agreement are met and the other terms and conditions of this Agreement are satisfied.  Each Phantom Share shall be a phantom right and shall entitle the Grantee to receive one share of common stock of the Company on the applicable distribution date, as described in Paragraph 4 below.

2. Phantom Share Account.  The Company shall establish and maintain a Phantom Share account as a bookkeeping account on its records (the “Phantom Share Account”) for the Grantee and shall record in such Phantom Share Account the number of Phantom Shares granted to the Grantee pursuant to this Agreement.  The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Phantom Share Account established for the Grantee.

3. Vesting and Nonassignability of Phantom Shares.

Except as provided in subsection (b) below, the Phantom Shares shall become vested with respect to 1/3 of the Phantom Shares subject to this Agreement on each of January 2, 2016, January 2, 2017 and January 2, 2018 (each a “Vesting Date”), in each case if the Grantee continues to be a Non-Employee Director of the Company from the Date of Grant to the applicable Vesting Date.  If the foregoing schedule would produce fractional shares, the number of shares for which the Phantom Share award becomes vested on a Vesting Date shall be rounded down to the nearest whole share.  The Phantom Shares shall become vested with respect to 100% of the Phantom Shares subject to this Agreement on January 2, 2018, if the Grantee is a Non-Employee Director of the Company on such date.

Notwithstanding subparagraph (a) above, if (i) the Grantee ceases as a Non-Employee Director of the Company on account of (x) the Grantee is not nominated for re-election as a Non-Employee Director of the Company upon expiration of the term of his or her service as a Non-Employee Director, other than on account of Cause (as defined below), (y) the Grantee is nominated for re-election, but is not re-elected, other than on account of Cause, or (z) the Grantee’s service as a Non-Employee Director of the Company is terminated by the Company for any reason, other than on account of Cause, or (ii) there is a Change in Control (as defined in the Plan) during the Grantee’s term of service as a Non-Employee Director of the Company, the unvested Phantom Shares shall become fully vested on the date of cessation of service as a Non-Employee Director of the Company or Change in Control, as applicable.

Except as specifically provided for in subparagraphs 3(a) and 3(b), if the Grantee ceases to be a Non-Employee Director of the Company for any reason before the Phantom Shares are fully vested, the Phantom Shares that are not then vested shall be forfeited.

For purposes of this Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the written policies and practices of the Company and the Board; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) acts or omissions constituting a material failure to perform substantially and adequately the duties of a Non-Employee Director; (vi) any illegal act detrimental to the Company, its subsidiaries or any affiliate thereof; or (vii) the Grantee’s failure to competently perform his or her duties after receiving notice from the Company specifically identifying the manner in which the Grantee has failed to perform.

4. Conversion of Phantom Shares.  The Grantee shall be entitled to receive a distribution with respect to the Grantee’s vested Phantom Shares credited to the Grantee’s Phantom Share Account on the earlier of (i) the Grantee’s separation from service as a Non-Employee Director or (ii) a Change in Control (each a “Conversion Date”).  Each Phantom Share credited to the Grantee’s Phantom Share Account shall be settled in whole shares of common stock of the Company equal to the number of vested Phantom Shares credited to the Grantee’s Phantom Share Account on the Conversion Date.  The Company shall distribute such whole shares of common stock of the Company to the Grantee within 30 days after the Conversion Date.  The obligation of the Company to deliver shares of common stock of the Company under this Agreement shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Board, including such actions as the Company’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Grantee make such representations as the Company deems appropriate.  Any Phantom Shares not vested because of the failure to satisfy the vesting conditions are forfeited as described in Paragraph 3 above.  For purposes of this Paragraph 4, (x) “separation from service” shall have the meaning set forth under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder and (y) “Change in Control” shall have the meaning set forth in the Plan, except that a “Change in Control” shall only be deemed to have occurred if such Change in Control constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of section 409A of the Code and its corresponding regulations.

5. Dividend Equivalents.  Until the Conversion Date, if any dividends are paid with respect to the shares of common stock of the Company, the Company shall credit to a dividend equivalent account (the “Dividend Equivalent Account”) the value of the dividends that would have been distributed if the Phantom Shares credited to the Grantee’s Phantom Share Account as of the date of payment of any such dividend were shares of common stock of the Company.  On the Conversion Date, the Company shall pay to the Grantee a lump sum cash payment equal to the value of the dividends credited to the Grantee’s Dividend Equivalent Account; provided, however, that any dividends that were credited to the Grantee’s Dividend Equivalent Account that are attributable to Phantom Shares that have been forfeited as provided in Paragraph 3 above shall be forfeited and not payable to the Grantee.  No interest shall accrue on any dividend equivalents credited to the Grantee’s Dividend Equivalent Account.

6. Change in Control.  Subject to the provisions of subparagraph 3(b) and Paragraph 4, the provisions of the Plan applicable to a Change in Control shall apply to the Phantom Shares, and, in the event of a Change in Control, the Board may take such actions as it deems appropriate pursuant to the Plan and is consistent with the requirements of section 409A of the Code and this Agreement.

7. Acknowledgment by Grantee.  By accepting this grant, the Grantee acknowledges that with respect to any right to distribution and payment pursuant to this grant, the Grantee is and shall be an unsecured creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Grantee hereby covenants for himself or herself, and anyone at any time claiming through or under the Grantee, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law.  The Grantee also hereby agrees to be bound by the terms of the Plan and this Agreement.  The Grantee further agrees to be bound by the determinations and decisions of the Board with respect to this grant and the Plan and the Grantee’s rights to benefits under this grant and the Plan, and agrees that all such determinations and decisions of the Board shall be binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under this grant and the Plan on behalf of the Grantee.

8. Restrictions on Issuance or Transfer of Shares of Common Stock of the Company.

The obligations of the Company to deliver shares of common stock of the Company on the Conversion Date with respect to the Phantom Shares in which the Grantee has become vested shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of common stock of the Company upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares of common stock of the Company, the shares of common stock of the Company may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.  The issuance of shares of common stock of the Company and the payment of cash or other consideration to the Grantee (or, in the event of death, the Grantee’s estate) pursuant to this grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

To the extent that shares of common stock of the Company are issued to the Grantee pursuant to this grant, the Grantee agrees to be bound by the Company’s policies regarding the limitations on the transfer of the shares of common stock of the Company and understands that there may be certain times during the year that the Grantee will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares.

9. Grant Subject to Plan Provisions.  This grant is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  To the extent any provision hereof is inconsistent with a provision of the Plan, the provision of the Plan will govern.  All capitalized terms that are used in this Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.  The grant is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) the registration, qualification or listing of the shares of common stock of the Company, (b) changes in capitalization of the Company and (c) other requirements of applicable law.  The Board shall have the authority to interpret and construe the Phantom Share award pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

10. No Stockholder Rights.  The Grantee shall not have any of the rights and privileges of a stockholder of the Company, including the right to any dividends (except as provided in Paragraph 5), or the right to vote, with respect to any Phantom Shares.

11. No Rights to Continued Employment or Service.  The grant of the Phantom Shares shall not confer upon the Grantee any right to be retained by or in the employ or service of the Company or any of its subsidiaries or affiliates and shall not interfere in any way with the right of the Company and its subsidiaries or affiliates to terminate the Grantee’s service at any time, including as a Non-Employee Director.  The right of the Company and its subsidiaries and affiliates to terminate at will the Grantee’s service at any time for any reason is specifically reserved.

12. Company Policies.  The Phantom Shares and any shares of common stock of the Company issued pursuant to the Phantom Share award are subject to any applicable clawback, recoupment, share trading or other policies implemented by the Board, as in effect from time to time.

13. Assignments and Transfers.  Prior to the actual issuance of shares of common stock of the Company under the Phantom Shares, the Grantee may not transfer any interest in the Phantom Shares or dividend equivalents or the underlying shares of common stock of the Company or pledge or otherwise hedge the sale of those Phantom Shares, dividend equivalents or shares, including (without limitation) any short sale or any acquisition or disposition of any put or call option or other instrument tied to the value of those shares.  Any attempt to transfer, assign, pledge or encumber the Phantom Shares or dividend equivalents under this grant by the Grantee shall be null, void and without effect.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries and affiliates.  This Agreement may be assigned by the Company without the Grantee’s consent.

14. Withholdings.  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if required by applicable law.  Notwithstanding the foregoing, the Grantee is solely responsible for the satisfaction of all taxes that may arise in connection with the Phantom Shares granted pursuant to this Agreement.

15. Effect on Other Benefits.  The value of shares of common stock of the Company and dividend equivalents distributed with respect to Phantom Shares shall not be considered eligible earnings for purposes of any other plans maintained by the Company.  Neither shall such value be considered part of the Grantee’s compensation for purposes of determining or calculating other benefits that are based on compensation, including life insurance.

16. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Maryland.

17. Notice.  Any notice to the Company provided for in this Agreement shall be in writing and sent personally or mailed, and shall be addressed to the Company at the principal place of business of the Company, Attention: General Counsel.  Any notice to the Grantee shall be delivered to the Grantee personally or mailed to the Grantee at the address appearing in the records of the Company.

18. Section 409A.  This award of Phantom Shares and dividend equivalents is intended to comply with the applicable requirements of section 409A of the Code and shall be administered, to the extent applicable, in accordance with section 409A of the Code, including the six month delay for key employees if applicable.  Notwithstanding any provision to the contrary herein, payments or distributions made with respect to this award of Phantom Shares may only be made in a manner and upon an event permitted by section 409A of the Code, and all payments to be made upon a separation of service or change in control hereunder may only be made upon a “separation from service” and “change in control,” each as defined under section 409A of the Code.  To the extent that any provision of the award of Phantom Shares would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Grant to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall the Grantee, directly or indirectly, designate the calendar year of payment.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

Gramercy Property Trust Inc.

By:	__________________
Name:
Title:

I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read this Agreement and understand the terms and conditions of it, (iii) accept the Phantom Share award described in this Agreement, (iv) agree to be bound by the terms of the Plan and this Agreement, and (v) agree that all the decisions and determinations of the Board shall be final and binding on me and any other person having or claiming a right under this Award.

Grantee Signature:	__________________________
Grantee Name: